                                                                      EXHIBIT 99

                                      PROXY

                                 DISCOVERY BANK
                         SPECIAL MEETING OF SHAREHOLDERS
                                  _______, 2005

      The undersigned shareholder of Discovery Bank (the "Bank") hereby nominates, constitutes and appoints ________________, ______________ and _____________, and each of them, the attorney, agent, and proxy of the undersigned, with full powers of substitution, to vote all stock of the Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Bank to be held at the Bank's Main Office, 338 Via Vera Cruz, San Marcos, California 92078, on __________, ____________, 2004, at 5:30 p.m. and at any and
all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present there at, as follows:

            1. APPROVAL OF BANK HOLDING COMPANY REORGANIZATION. To approve the Plan of Reorganization and Merger Agreement dated October 20, 2004 (the "Merger Agreement"), which provides for the merger of the Bank with a wholly-owned subsidiary of the newly-formed holding company, Discovery Bancorp, as a result of which shareholders of the Bank will receive for their shares of the Bank's Common Stock an equal number of shares of Discovery Bancorp's Common Stock, as more fully described in the Proxy Statement dated _______, 2005, accompanying the Notice of Special Meeting.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

            2. APPROVAL OF STOCK OPTION PLAN. To approve, as prospective shareholders of Discovery Bancorp, the Discovery Bancorp 2004 Stock Option Plan, as described in the Proxy Statement dated _______, 2005, accompanying the Notice of Special Meeting.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

            3. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

                       PLEASE SIGN AND DATE THE OTHER SIDE

                           PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" ON PROPOSALS 1 AND 2. THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, UNLESS CONTRARY INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BANK'S BOARD OF DIRECTORS.

                                     Dated: ______, 2005
______________________________
(Number of Shares)

______________________________       ________________________________
(Please Print Your Name)             (Signature of Shareholder)

______________________________       ________________________________
(Please Print Your Name)             (Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

     I do [ ] do not [ ] expect to attend the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE BANK AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.